Exhibit 10.2

RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT, by and between TWIN DISC, INCORPORATED (the “Company”) and _______________ (the “Employee”) is dated this 5th day of August, 2026.

WHEREAS, the Company has adopted an Amended and Restated 2021 Omnibus Incentive Plan, as amended and restated in 2024 and in 2026 (the “Plan”), whereby the Compensation and Human Capital Committee of the Board of Directors (the “Committee”) is authorized to award shares of common stock of the Company to officers, key employees, and consultants, carrying restrictions such as a prohibition against disposition and establishing a substantial risk of forfeiture; and

WHEREAS, the Committee has determined it to be in its best interests of the Company to provide the Employee with an inducement to acquire or increase the Employee’s equity interest in the Company; and

WHEREAS, there are sufficient shares available for issuance under the Plan prior to the 2026 amendment and restatement of the Plan to issue the shares of common stock of the Company as provided herein under the Plan as in effect prior to the 2026 amendment and restatement.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereto agree as follows:

1.    Restricted Stock Grant.  Subject to the terms of the Plan as in effect prior to the 2026 amendment and restatement of the Plan, a copy of which has been provided to the Employee and is incorporated herein by reference, the Company grants to the Employee _________ (______) shares of the common stock of the Company, subject to the terms and conditions and restrictions set forth below.

2.    Fair Market Value.  The fair market value of the shares granted was Twenty-Four Dollars and One Cent ($24.01) per share on the date of grant.

3.    Price Paid by Employee.  The price to be paid by the Employee for the shares granted shall be         No          Dollars ($ 0.00) per share.

4.    Transferability.  Prior to the date specified below, the shares granted shall not be subject to sale, assignment, pledge or other transfer of disposition by the Employee, except as provided in Sections 6 or 7, or except by reason of an exchange or conversion of such shares because of merger, consolidation, reorganization or other corporate action.  Any shares into which the granted shares may be converted or for which the granted shares may be exchanged in a merger, consolidation, reorganization or other corporate action shall be subject to the same transferability restrictions as the granted shares.

On the third anniversary of the date of grant, one hundred percent (100%) of the shares granted shall become freely transferable.

5.    Forfeitability.  Except as provided in Section 6 of this Agreement, if the employment of the Employee shall terminate prior to the expiration of three (3) years from the date of grant other than by reason of death or permanent disability, the shares granted (or any shares into which they may have been converted or for which they may have been exchanged) shall be forfeited.  If the Employee continues to be employed on the third anniversary of the date of grant, the shares shall become non-forfeitable.

6.    Termination Following Change in Control.  Notwithstanding any other provisions in this Agreement, if an event constituting a Change in Control of the Company occurs and the Employee thereafter either terminates employment for Good Reason or is involuntarily terminated by the Company without cause, the transferability provisions and the forfeitability provisions shall immediately cease to apply.  Employee’s continued employment with the Company, for whatever duration, following a Change in Control of the Company shall not constitute a waiver of his or her rights with respect to this Section 6. Employee’s right to terminate his or her employment pursuant to this Subsection shall not be affected by his or her incapacity due to physical or mental illness.  For purposes of this Section 6:

(a)	“Good Reason” shall mean any of the following, without the Employee’s written consent:

(i)

the assignment to the Employee of duties, responsibilities or status that constitute a material diminution in the Employee’s duties, responsibilities or status or a material reduction or alteration in the nature or status of the Employee's duties and responsibilities;

(ii)

a material reduction by the Company in the Employee's base salary as in effect immediately prior to the Change in Control of the Company or as the same shall be increased after the Change in Control of the Company;

(iii)	a material change in the geographic location at which the Employee must provide services; or

(iv)

a material change in or termination of the Company’s benefit plans or programs or the Employee’s participation in such plans or programs (outside of a good faith, across-the-board reduction of general application) in a manner that effectively reduces their aggregate value.

(b)	“Change in Control of the Company” shall be deemed to occur in any of the following circumstances:

(i)

if there occurs a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) whether or not the Company is then subject to such reporting requirement;

(ii)

if any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than John Batten or any member of his family (the “Batten Family”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, except that any acquisition of securities of the Company directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company) shall not constitute a Change in Control of the Company;

(iii)

if at any time after August 5, 2026 (the “Effective Date” of the amended and restated Plan), individuals who as of the Effective Date constitute the Board of Directors (as of the Effective Date, the “Incumbent Board”) shall cease to constitute a majority of the Board of Directors; provided however, that any person becoming a director after the Effective Date whose appointment or nomination for election to the Board of Directors was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; and provided further, that no such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c) shall be deemed to have been a member of the Incumbent Board; or

(iv)

upon the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the consummation of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company's assets.

(c)	To constitute a termination for Good Reason hereunder:

(i)	Termination of employment must occur within two years following the existence of a condition that would constitute Good Reason hereunder; and

(ii)

Employee must provide notice to the Company of the existence of a condition that would constitute Good Reason within 90 days following the initial existence of such condition.  The Company shall be provided a provided a period of 30 days following such notice during which it may remedy the condition.  If the condition is remedied, the Employee’s subsequent voluntary termination of employment shall not constitute termination for Good Reason based upon the prior existence of such condition.

7.    Death/Disability.  Upon the death or permanent disability of the Employee while employed by the Company the transferability provisions and the forfeitability provisions shall cease to apply.  Whether the Employee shall be considered permanently disabled for purposes of this Plan shall be conclusively determined by the Committee.

8.    Rights of Shareholder.  Upon the date of issuance of certificates for shares granted, the Employee shall otherwise have all the rights of a shareholder including the right to vote shares and receive cash and stock dividends.  Notwithstanding the foregoing, cash or stock dividends on shares granted shall be automatically deferred, and shall be paid to the Employee only if, when and to the extent the shares vest. Cash or stock dividends payable with respect to shares that are forfeited shall also be forfeited. The certificates representing such shares shall be held by the Company for account of the Employee, and shall be delivered to the Employee as and when the shares represented thereby become non-forfeitable.

9.    Section 83(b) Election.  The Employee acknowledges that:  (1) the stock granted pursuant to the Plan and this Agreement is restricted property for purposes of Section 83(b) of the Internal Revenue Code and that the shares granted are subject to a substantial risk of forfeiture as therein defined until the year in which such shares are no longer subject to a substantial risk of forfeiture; and (2) that the Employee may make an election to include the fair market value of the shares in income in the year of the grant in which case no income is included in the year the shares are no longer subject to a substantial risk of forfeiture.  Responsibility for determining whether or not to make such an election and compliance with the necessary requirements is the sole responsibility of the Employee.

10.    Restrictions on Transfer.  The Employee agrees for himself and his heirs, legatees and legal representatives, with respect to all shares granted hereunder (or any securities issued in lieu of or in substitution or exchange therefore) that such shares will not be sold or transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or until the Company is provided with an opinion of counsel that a proposed sale or transfer will not violate the Securities Act of 1933, as amended.  The Employee represents that such shares are being acquired for the Employee’s own account and for purposes of investment, and not with a view to, or for sale in connection with, the distribution of such shares, nor with any present intention of distributing such shares.

11.    Employment Status.  Neither this Agreement nor the Plan imposes on the Company any obligation to continue the employment of the Employee.

TWIN DISC, INCORPORATED By: ____________________________________ Its: ____________________________________ EMPLOYEE: __________________________________________ [NAME]